Exhibit 99.1
Press Release
Contact:
Charles F. Cargile, 949/863-3144
Newport Corporation, Irvine, CA
investor@newport.com
or
Dan Peoples, 858/552-8146
Makinson Cowell (US)
NEWPORT CORPORATION REPORTS
FOURTH QUARTER AND FULL-YEAR 2009 RESULTS

— Orders Grow 17% and Sales Grow 15% on a Sequential Basis —
     Irvine, California — February 3, 2010 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its fourth quarter and full year ended January 2, 2010. The company noted the following highlights regarding its fourth quarter:
•	Achieved $108.3 million in new orders, representing a 17.0% sequential increase over the $92.6 million in orders recorded in the third quarter of 2009;

•	Recorded $101.6 million in net sales, representing a 15.0% sequential increase over the $88.3 million recorded in the third quarter of 2009;

•	Achieved net income of $4.8 million, or $0.13 per diluted share, on a non-GAAP basis; and

•	Completed its operational consolidation initiatives in the fourth quarter of 2009. These included the integration of the New Focus™ business acquired in July 2009, the relocation of its U.S.-based Lasers Division operations to Santa Clara, California, the outsourcing of manufacturing activities and subsequent closure of its Ottawa, Canada facility, and the consolidation of its China-based manufacturing activities into a new and expanded facility in Wuxi, China.

GAAP Net Income (Loss)
     When calculated in accordance with generally accepted accounting principles (GAAP), Newport reported net income in the fourth quarter of 2009 of $0.1 million, or $0.00 per diluted share, compared with a net loss of $144.8 million, or $4.02 per share, in the fourth quarter of 2008. For the full year of 2009, the company reported a net loss of $17.4 million, or $0.48 per share, compared with a net loss of $148.7 million, or $4.11 per share, in the comparable period of 2008.
Non-GAAP Net Income
     On a non-GAAP basis, excluding certain income and expense items that the company’s management considers to be outside of its core operating results, Newport would have reported net income in the fourth quarter of 2009 of $4.8 million, or $0.13 per diluted share, compared with a non-GAAP net loss of $0.2 million, or $0.00 per share, in the fourth quarter of 2008. For the full year of 2009, on a non-GAAP basis, Newport would have reported net income of $7.2 million, or $0.20 per diluted share, compared with non-GAAP net income of $11.0 million, or $0.30 per diluted share, in the full year of 2008. A reconciliation of the company’s net income (loss) calculated in accordance with GAAP and on a non-GAAP basis is provided following the statements of operations included in this release.
Sales and Orders
     Sales in the fourth quarter of 2009 totaled $101.6 million, a decrease of 5.4% compared with the $107.4 million recorded in the fourth quarter of 2008. Sales for the full year of 2009 totaled $367.0 million, a decrease of 17.6% compared with the $445.3 million recorded for the full year of 2008. New orders received in the fourth quarter of 2009 totaled $108.3 million, an increase of 8.8% compared with the $99.6 million received in the fourth quarter of 2008. New orders received for the full year of 2009 totaled $361.7 million, a decrease of 17.6% compared with the $439.1 million received in the comparable period of 2008.

     The company’s sales and orders by end market were as follows:

					Percent Change vs.
	Three Months Ended		Year Ended		Prior Year
					Fourth	Full
	January 2,	January 3,	January 2,	January 3,	Quarter	Year
(In thousands, except percentages, unaudited)	2010	2009 [2]	2010	2009 [2]	2009	2009
Sales by End Market

Scientific research, aerospace and defense/security	$39,517	$41,985	$143,453	$150,328	-5.9%	-4.6%
Microelectronics [1]	24,613	25,705	84,661	130,250	-4.2%	-35.0%
Life and health sciences	21,963	22,244	87,506	90,128	-1.3%	-2.9%
Industrial manufacturing and other	15,502	17,469	51,369	74,630	-11.3%	-31.2%

Total	$101,595	$107,403	$366,989	$445,336	-5.4%	-17.6%

Orders by End Market

Scientific research, aerospace and defense/security	$41,550	$42,570	$144,890	$152,669	-2.4%	-5.1%
Microelectronics [1]	26,982	17,317	77,853	121,845	55.8%	-36.1%
Life and health sciences	23,017	26,150	83,430	95,347	-12.0%	-12.5%
Industrial manufacturing and other	16,763	13,557	55,508	69,213	23.6%	-19.8%

Total	$108,312	$99,594	$361,681	$439,074	8.8%	-17.6%

Notes:

1.	Sales to and orders from semiconductor equipment and solar cell manufacturing customers are included in the company’s Microelectronics end market.

2.	Certain prior period amounts have been reclassified to conform to the current period presentation.
     The company noted the following regarding its sales and orders results:
•	Sequentially, sales increased 15.0% in the fourth quarter of 2009 compared with the third quarter of 2009, driven by increases in all of the company’s end markets. Similarly, orders increased by 17.0% in the fourth quarter of 2009 versus the third quarter of 2009, due to higher orders from all of the company’s end markets.

•	Sales were lower in the fourth quarter of 2009 compared with the fourth quarter of 2008 across all of Newport’s end markets, reflecting the macroeconomic decline experienced during 2009. However, total fourth quarter orders increased on a year-over-year basis, due primarily to a significant rebound in orders from customers in the company’s Microelectronics end market.

•	The company’s book-to-bill ratio in the fourth quarter of 2009 was 1.07. This reflects the highest level achieved since the first quarter of 2008.
Cash Generation
     During the fourth quarter of 2009, Newport generated approximately $11.5 million in cash from operations, even after using $2.8 million in cash to complete its operational consolidation efforts. As announced previously, the company used $18.7 million of cash during the quarter to retire $20.2 million of its convertible subordinated notes. Newport’s total cash, cash equivalents and marketable securities totaled $141.9 million at the end of the fourth quarter of 2009.
     Robert J. Phillippy, Newport’s President and Chief Executive Officer, stated, “From both a strategic and operational perspective, 2009 was a year of many significant accomplishments for Newport. The completion of our initiatives to streamline our cost structure and integrate New Focus, coupled with the strong order momentum we have experienced in the second half of 2009, position us well for the coming year. We are pleased by our cash generation from operations, and by our improving non-GAAP earnings in the fourth quarter of 2009. We believe that we are very well positioned to leverage the sales growth anticipated in 2010 into solid profitability.”
     Mr. Phillippy added, “Historically, our sales have been seasonally slower in the first quarter of the year in some of the markets we serve, particularly the research market. In the first quarter of 2010, however, we expect that improving conditions in our target end markets, coupled with increased backlog resulting from prior period design wins, will offset some if not all of the normal seasonal softness. If this momentum in our key end markets continues, we expect our net sales for the full year 2010 to increase by more than 10% over 2009. In addition, we expect to be profitable on a GAAP basis in the first quarter of this year, and we expect our profitability to increase sequentially in each quarter of 2010.”
ABOUT NEWPORT CORPORATION
     Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, aerospace and defense/security, life and health sciences and precision industrial manufacturing markets. Newport’s innovative solutions leverage its expertise in lasers, photonics instrumentation, sub-micron positioning systems, vibration isolation, optical components and subsystems and precision automation to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

INVESTOR CONFERENCE CALL
     Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President, Chief Financial Officer and Treasurer, will host an investor conference call today, February 3, 2010, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the company’s results for the fourth quarter and full year of 2009 and its outlook for 2010. The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors and www.earnings.com. The call also will be available to investors and analysts by dialing 888-713-4495 within the U.S. and Canada or 913-312-1471 from abroad. The webcast will be archived on both websites and can be reached through the same links. A telephonic playback of the conference call will be available beginning at 8:00 p.m. Eastern time on Wednesday, February 3, 2010, and continue through 8:00 p.m. Eastern time on Wednesday, February 10, 2010. The replay can be accessed by calling 888-203-1112 within the U.S. and Canada and 719-457-0820 from abroad. The replay passcode is 9910641.

SAFE HARBOR STATEMENT
This news release contains forward-looking statements, including without limitation statements regarding the company’s general financial outlook for 2010, its expected revenue level in the first quarter of 2010, its expectations regarding revenue growth in the full year 2010 compared with 2009, its expected profitability in the first quarter of 2010 and sequentially increasing profitability in each quarter of 2010. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, the strength of business conditions in the industries Newport serves, particularly the semiconductor industry; Newport’s ability to successfully penetrate and increase sales to its targeted end markets, particularly to photovoltaic customers and the life and health sciences market; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; potential product returns; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport. Certain of these judgments and risks are discussed in more detail in Newport’s Annual Report on Form 10-K for the year ended January 3, 2009. Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved. Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
###

Newport Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Year Ended
	January 2,	January 3,	January 2,	January 3,
(In thousands, except per share amounts)	2010	2009	2010	2009
Net sales	$101,595	$107,403	$366,989	$445,336
Cost of sales	60,623	69,619	224,387	274,542

Gross profit	40,972	37,784	142,602	170,794

Selling, general and administrative expenses	30,037	30,430	112,177	118,518
Research and development expense	9,244	10,943	36,948	46,068
Loss (gain) on sale of assets and related costs	—	(2,504)	4,355	(2,504)
Impairment charges	360	119,944	360	119,944

Operating income (loss)	1,331	(121,029)	(11,238)	(111,232)

Recovery (write-down) of note receivable and other amounts related to previously discontinued operations, net	(91)	(723)	101	(7,040)
Write-down of minority interest investment	—	(2,890)	—	(2,890)
Gain on extinguishment of debt	328	7,734	328	7,734
Interest and other expense, net	(2,225)	(1,490)	(8,564)	(6,751)

Loss before income taxes	(657)	(118,398)	(19,373)	(120,179)

Income tax (benefit) provision, net	(730)	26,401	(1,967)	28,545

Net income (loss)	$73	$(144,799)	$(17,406)	$(148,724)

Net income (loss) per share:
Basic	$0.00	$(4.02)	$(0.48)	$(4.11)
Diluted	$0.00	$(4.02)	$(0.48)	$(4.11)

Shares used in the computation of net income (loss) per share:
Basic	36,250	36,007	36,175	36,155
Diluted	37,490	36,007	36,175	36,155

Other operating data:
New orders received during the period	$108,312	$99,594	$361,681	$439,074
Backlog at the end of period scheduled to ship within 12 months			$102,111	$115,169

Newport Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Year Ended
	January 2,	January 3,	January 2,	January 3,
(In thousands, except per share amounts)	2010	2009	2010	2009
Selling, general and administrative expenses (SG&A):
SG&A — GAAP	$30,037	$30,430	$112,177	$118,518
Expenses relating to cost reduction actions	(2,685)	(1,337)	(8,331)	(2,894)
Costs related to acquisition, integration and divestiture activities	(1,074)	—	(2,556)	—
Duplicate rent related to new facility	(525)	—	(1,138)	—
Other costs, primarily legal fees associated with the recovery of assets related to previously discontinued operations	—	(317)	—	(586)

Total non-GAAP adjustments	(4,284)	(1,654)	(12,025)	(3,480)

Non-GAAP SG&A	$25,753	$28,776	$100,152	$115,038

Net income (loss):
Net income (loss) — GAAP	$73	$(144,799)	$(17,406)	$(148,724)
Impairment of goodwill and intangible assets	360	119,944	360	119,944
Re-establishment of deferred tax asset valuation allowance	—	19,848	—	19,848
Tax liability related to indefinite-lived intangible assets	—	4,605	—	4,605
Write-down of minority interest investment	—	2,890	—	2,890
Expenses relating to cost reduction actions	3,534	2,554	10,042	4,721
Non-cash interest expense on convertible subordinated notes	1,158	1,253	4,574	5,182
Costs related to acquisition, integration and divestiture activities	1,074	—	2,933	—
Write-down (recovery) of note receivable and other amounts related to previously discontinued operations, net	91	723	(101)	7,040
Operating loss from diode laser operations	—	1,809	4,290	4,377
Duplicate rent related to new facility	525	—	1,138	—
Other costs, primarily legal fees associated with the recovery of assets related to previously discontinued operations	—	317	—	586
Loss (gain) on sale of assets and related costs	—	(2,504)	4,355	(2,504)
Gain on extinguishment of debt	(328)	(7,734)	(328)	(7,734)
Income tax provision (benefit) on non-GAAP adjustments	(1,694)	940	(2,609)	741

Total non-GAAP adjustments, net of tax	4,720	144,645	24,654	159,696

Non-GAAP net income (loss)	$4,793	$(154)	$7,248	$10,972

Net income (loss) per diluted share:
Net income (loss) — GAAP	$—	$(4.02)	$(0.48)	$(4.11)
Total non-GAAP adjustments	0.13	4.02	0.68	4.41

Non-GAAP net income per diluted share	$0.13	$—	$0.20	$0.30

Management considers the items excluded from the GAAP measures as shown above to be outside of the company’s core operating results. Specifically, management believes the non-GAAP information provides both management and investors with a more complete understanding of the company’s underlying operational results and a more meaningful basis for comparison with the company’s historical and expected financial results. The non-GAAP information is among the budgeting and planning tools that management uses for forecasting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the company’s financial measures prepared in accordance with United States GAAP.

Newport Corporation
Consolidated Balance Sheets
(Unaudited)

	January 2,	January 3,
(In thousands)	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$87,727	$74,874
Marketable securities	54,196	73,546
Accounts receivable, net	72,553	75,258
Notes receivable, net	2,264	6,610
Inventories, net	89,908	98,833
Deferred income taxes	4,835	13,456
Prepaid expenses and other current assets	13,963	10,740

Total current assets	325,446	353,317

Property and equipment, net	52,901	60,245
Goodwill	69,932	68,540
Deferred income taxes	4,437	2,555
Intangible assets, net	28,166	26,696
Investments and other assets	12,525	13,550

	$493,407	$524,903

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$11,056	$14,089
Accounts payable	24,312	24,636
Accrued payroll and related expenses	22,231	21,827
Accrued expenses and other current liabilities	31,337	29,258

Total current liabilities	88,936	89,810

Long-term debt	121,231	135,478
Obligations under capital leases, less current portion	1,231	1,220
Accrued pension liabilities	10,215	10,652
Other liabilities	17,158	22,546

Stockholders’ equity	254,636	265,197

	$493,407	$524,903